1st AMENDMENT AND RESTATEMENT TO THE LEASE AGREEMENT

This 1st amendment and restatement of the lease agreement (hereinafter simply referred to as the “Amendment”) is entered on August 04, 2011, by and between

RHI MINERAÇÃO LTDA. (formerly denominated as Mineral – Parceiros em Mineração Ltda.)., a limited-liability company headquartered at Avenida Presidente Wilson, 210, 4º floor, room 409, Zip Code 20030-021, in the city and State of Rio de Janeiro, enrolled with National Roll of Legal Entity of Ministry of Finance (hereinafter simply referred to as “CNPJ/MF”) under no. 12.506.224/0001-59, herein duly represented by its attorney-in-fact MICHAEL CAMPBELL, American citzen, married, businessman, bearer of American passport No. 460934290, enrolled with the CPF/MF under No. 234.378.188-56, resident and domiciled at 11753 Willard Avenue, Tustin, California 92782, USA, hereinafter simply referred to as “LESSOR”; and

REGINALDO LUIZ DE ALMEIDA FERREIRA – ME, a sole proprietorship company located at Bom Jardim farm, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso, enrolled with CNPJ/MF under no. 08.838.089/0001-71; herein represented by REGINALDO LUIZ DE ALMEIDA FERREIRA, hereinafter jointly referred to as “LESSEE”;

LESSOR and LESSEE are each individually referred to as a “PARTY” and jointly as the “PARTIES”.

WHEREAS

a)
On April 4, 2011, the PARTIES executed the Lease Agreement (“Lease Agreement” or “Agreement”) by which the LESSOR agreed to lease to the LESSEE certain equipment and machines for the development of its activities relating to the ore extraction;

b)
Shortly after the execution of this Agreement, it is anticipated that Meserole, LLC, an investment fund with head offices at 152 West 57th Street, 54th Floor, New York, NY, USA (“Meserole”), extended a loan finance to Resource Holdings, Inc., a company with head offices at 11753 Willard Avenue, California 92782, USA (“RHI”) in the amount of USD 11,400,000.00 (eleven million and four hundred thousand US dollars) (“Funds”) for the development of its business in Brazil pursuant to a certain Note Purchase Agreement dated as of the date hereof (“Finance Agreement”).

c)
Upon closing of the Finance Agreement, pursuant to the INTERCOMPANY DEMAND NOTE (as defined in the Loan Agreement) RHI will send the Funds to the LESSOR, of which it is a controlling shareholder, to be invested in a project related to the mining activity of the LESSEE.

d)
The Funds to be sent to the LESSOR will be used to, among other things, loan funds to the LESSEE, as agreed in a loan agreement between them (“Loan Agreement”), and the purchase of equipment and machines for the development of its activities relating to the ore extraction, which will be leased to the LESSEE as provided for in the Lease Agreement;

e)
The LESSEE has a permission issued by the Departamento Nacional de Produção Mineral (“DNPM”) to explore ore at the Fazenda Bom Jardim, Rodovia BR-070. Km 20, in the city of Nossa Senhora do Livramento, State of Mato Grosso (“Farm”), and is the owner of the mines located in the Farms and registered at DNPM under no. 866.592/2007, for an area of 38.94 hectares, 866.597/2007, for an area of 50 hectares, 866.600/2007, for an area of 50 hectares, and 866.601/2007, for an area of 50 hectares (“Ore Properties”); and

f)	Based on the above, the PARTIES agree to amendment certain clauses of the Agreement as well as restate certain existing clauses.

The PARTIES hereby agree to execute the Amendment to amend and restate the Agreement which shall become effective with the following new wording:

1.	“The Subject

1.1.
LESSOR herein undertakes to lease to LESSEE the Equipment and any auxiliary equipment required to the operations, as described on Attachment I hereof, (“Equipment”), according to the provisions and conditions set forth herein, and Attachments hereto.

1.2.
LESSOR represents that the leased Equipment should be available whenever required at the beginning of the operations (hereinafter simply referred to as “Start-up”), and that it holds the proper authorizations to sign this Agreement and lease the Equipment to LESSEE.

1.2.1.
The Parties herein agree that the date of the Start-up shall be the date of the beginning of the Ore Properties operation after the interruption to construct the new processing plant and install Equipment, according to the provisions under the Loan Agreement.

1.3.	LESSOR represents that the Equipment shall be delivered in perfect condition, as applicable, and when assembled they shall be in perfect operating condition.

1.3.1
LESSEE is herein obliged to provide to LESSOR within ten (10) days of the lease, the list of any defaults found in the Equipment.  If LESSEE fails to do so, the Equipment shall be deemed in perfect condition of usage, maintenance and conservation, and LESSOR will not be able to claim any defect in the Equipment after such term.

1.4.
The use of the Equipment shall be done only in the terms of this Agreement, and in a careful and proper manner for its functions, maintenance and conservation, and shall comply with any manufacturer’s manuals or instructions and conform to all national, state and municipal laws, whether criminal law and other laws, ordinance and regulations in any way relating to the Equipment. The possession, use or maintenance of the Equipment may be operated by competent duly qualified personnel, under LESSEE’s entirely responsibility.

2. LESSEE OBLIGATIONS

2.1.	The LESSEE undertakes:

a)	To pay timely the lease amounts as agreed on Attachment II hereof.

b)
Insure, preserve, and maintain on its own account the Equipment in perfect condition during the term of this Agreement, except for the natural wear and tear arising from the Equipment use and operation of the Equipment.

c)
The Equipment shall not be used for purposes other than the intended purposes, and different from industry standards, or causing the deterioration and damages to Equipment, excluding those arising from the regular use.

d)	Allow the access to LESSOR’s representatives during business hours, for inspection according to the Clause 8.

e)	Inform LESSOR of any and all trespass by third Parties.

f)
Return the Equipment at the termination of the lease in the same condition as they were received, and no compensation of the natural wear and tear is applicable which arises from the regular use of the Equipment.

g)	No change shall be made to the Equipment structure and components thereof, without LESSOR’s prior authorization.

a. LESSEE is not entitled to receive, reimburse or withhold any improvement required or useful to the performance of the Equipment, with or without LESSOR’s express consent.

h)	Being liable for any damage or loss caused to LESSOR or third Parties resulting from its representatives and/or employee’s acts or omission arising to the lease.

i)	Preserve and hold LESSOR exempt from any claims, demands, complaints, representations whatsoever arising from the action or omission thereof, or subcontracted action or omission.

j)
It shall hold LESSOR harmless from any and all indemnity claim for losses and damages or any losses suffered by LESSEE in respect to this Agreement, regardless of whether proper and sufficient insurance had contracted for such circumstances.

k)
To be liable for the correct use, keeping and conservation of Equipment, materials and tools, provided by LESSOR, as well as reimbursing LESSEE for occasional loss, damage, deterioration or depreciation if they are not related to regular performance of this Agreement.

l)	Contract for insurance according to the Clause 7 of this Agreement.

m)
Except upon LESSOR’s prior and express consent (subeject to LESSOR’s obligations under Finance Agreement), the assets in guarantee of this Agreement should not be disposed, leased, sublet, or transferred under any title.

n)	Bearing with replacement costs regarding the Equipment, tools, spare parts, material and accessories for the Equipment and expenses of any repair, which shall be performed rapidly and efficiently.

a.    The replacement and repair costs mentioned above, comprise all the due expenses, from the spare parts, accessories and materials acquisition up to the installation and assembly in original Equipment.

b. Equipment repair or maintenance shall be made by specialized and qualified companies or professionals which names and respective qualifications shall be submitted to LESSOR for prior approval.

o)
Submit monthly (by the 20th of previous month), to LESSOR, a detailed operating budget prepared in accordance with BRAZILIAN GAAP (as defined in the Loan Agreement). In addition, submit monthly, to LESSOR an actual statement, in form and substance acceptable to the LESSOR, also prepared in accordance with BRAZILIAN GAAP, for the two previous months, describing the use of proceeds by the LESSEE.

2.2
LESSEE is liable for paying all obligations and burdens related to the Equipment including, but not limited to, the maintenance, filling thereof among other costs related to Equipment’s use.  LESSEE is liable also for all burdens and labor obligations related to any LESSEE employee or any third Party operating the Equipment.  Therefore, there is no labor bond between such people and LESSOR.

2.3	LESSEE shall have no right, title or interest in relation to the ownership of the Equipment, being forbidden to LESSEE to sell and/or transfer the Equipment for any reason.

2.4
All Equipment shall have GPS tracking device and shall not leave premises without LESSOR or its designee’s consent. The LESSOR shall hire, at the expense of the LESSEE, a company that renders tracking services to monitor the EQUIPMENT at all times and ensure the fulfilment of the obligation provided in this clause 2.4.

3.	THE LESSOR OBLIGATIONS

3.1.	The LESSOR undertakes:

a)	To ensure the Equipment is free and clear of any burden, lien and/or restriction whatsoever.

b)	Ensure the Equipment possession and use by LESSEE of the Equipment during the validity term of this Agreement.

c)	Supply the technical instructions to LESSEE related to the Equipment operation for the proper use thereof.

4.	COMMITMENT

4.1.
At the end of the second year of the Agreement validity, if LESSEE has (i) fulfilled all the obligations herein, and (ii) the accounts and financial statements were examined by audit and comply with the generally accepted accounting principles of the United State of America (USGAAP), and LESSOR with LESSEE support has concluded the audit satisfactory to the requirements of U.S. Securities and Exchange Commission, and if there is no outstanding obligations under the Finance Agreement, LESSOR undertakes to contribute with the Equipment herein granted in consideration for the receipt of thirty percent (30%) share on all ore activities performed in Ore Properties, from the ore extraction, waste processing, and cancel the loan granted by the Loan Agreement.  If the Parties fail to complete the audit in time to allow LESSOR to cancel the loan, and contribute with Equipment, the Parties herein agree to extend the term under this Clause until the conclusion of the qualified audit.

4.1.1	If there are outstanding obligations under the Finance Agreement, the contribution of the Equipment may be only made with the prior and written consent of Meserole.

4.1.2	The PARTIES acknowledge and agree that the responsibilities and approval/discretionary rights of LESSOR hereunder are subject to LESSOR’s obligations under the Finance Agreement

4.2.
Timely, the Parties should evaluate in good faith the most efficient form and structure for both Parties to be adopted to ensure the feasibility of the goal provided for under item 4.1.  Generally, the Parties agree to organize a new company pursuant the laws of Brazil, and perform the following contributions to the new company:

a)
LESSEE shall contribute/ transfer to the new company, all the ore activities in Ore Properties, waste processing equipment and machinery to exploit, process, package, research and develop the Ore Properties, exempted from any burdens prior to the Company, and LESSOR is entitled to thirty percent (30%) of the net income of all ore activities performed in Ore Properties, from ore extraction, waste processing and all exploitation equipment.

b)	LESSOR shall cancel all debt arising from the loan, and contribute equipment and machinery under the lease agreement, for ore processing, which title shall be owned by the new company.

5.	THE TERM

5.1.
The lease term shall be ten (10) years from this date, and should be extended automatically for one (1) year period, except, if any Party expresses in writing the intent on the non-renewal of the Agreement at least ninety (90) days prior to the termination date, or (ii) if the Parties agree otherwise.

6.	PRICE

6.1.	The monthly lease amount is provided for in Attachment II hereof. The rental shall be payable by LESSEE monthly up to the fifth (5th) day of the month subsequent to the lease.

6.2.	LESSEE should make prepayments on its own discretion on the amounts provided for under Attachment II hereof.

6.3.	Any deterioration, appreciation or devaluation of Equipment, although with no LESSEE fault should not allow or cause the reduction on the monthly fixed rental agreed by the PARTIES in this Agreement.

6.4.
Should LESSEE fail to pay the rent established above on the maturity date, the amount owed and not paid shall be adjusted and shall accrue a pecuniary default fine and interest on arrears, calculated from the date of noncompliance until the date of actual payment, without prejudice to applicable legal remedies that may be taken by LESSOR against LESSEE.

7.	INSURANCE

7.1.
LESSEE on its own account shall arrange the contracting of the damages insurance required for the fulfillment of this Agreement according to the Brazilian Laws and intended to cover the Equipment, including all and any movement and third Parties on LESSOR service, taking into account the amount required for the full replacement of the Equipment, also the civil liability insurance for damages to be caused to third Parties by the operation thereof, as personal damages (such as body injury, death) and material or moral damages.  The Parties agree they shall work jointly to find the proper insurance with all conditions required to cover totally LESSEE against any damage, losses and third Parties.

8.	INSPECTION

8.1.
LESSOR may, with a 5 business days prior notice to LESSEE, at its sole discretion, have the right to inspect the Equipment to check the proper use and the Equipment status. The inspection shall be made by LESSOR’s representative in charge for checking the Equipment.

8.2.
The inspection shall not imply in any agreement with eventual irregularities caused by LESSEE, and the inspection total or partial action or omission should not exempt LESSEE from the total liability for the Equipment.

8.3.
The inspection shall take place during normal working hours of a business day, under the supervision of LESSEE or its representative, being LESSEE obliged to correct any reported irregularities in the Equipment resulting from acts or facts caused by LESSEE.

8.4.
LESSEE shall ensure the general, unlimited and unrestricted access to the Mineral Properties and operations maintained by LESSEE in Ore Properties of LESSOR representative to check the progress, costs and outcomes of the daily ore production of LESSEE, also granting access to LESSEE’s accountancy including the taxes paid by LESSEE and whatever is required to determine the Production Net Income.

8.4.1
Production Net Income is the income from the ore production in Ore Properties after the COSTS AND EXPENSES assessed and payable on the total of ore production are calculated and deducted. COST AND EXPENSES means all operating costs, expenses, taxes, fess and charges associated with the Ore Properties.

9.	GUARANTEE

9.1.
The following guarantee shall be established on LESSOR’s behalf on the date the Agreement is signed to ensure the payment of any obligation arising from this Agreement such as rentals, interests, fines and collection expenses.

9.1.1
Second priority security interest (subject to  Meserole’s first priority security interest) on the ore deposited in the waste tank of Ore Properties identified by the following geographic coordinates 15º41’30,51” and 56º21’06,84”, located at the sideways of the plant where the ore should be processed, with approximately 350 x 300 m extension, and 28 meters in height.

9.1.2
Second priority security interest (subject to Meserole’s first priority security interest) of thirty percent (30%) of the Production Net Income of gold extracted from Ore Properties, from the date of Lease beginning.

9.1.3
If the amounts received by RHI through the remittance of interest (as described in the Loan Agreement) and the lease payments under this Agreement are not enough to allow RHI to comply with its obligations under the Finance Agreement, the LESSEE further irrevocably and irreversibly undertakes, in accordance with art. 818 et seq of Law 10,406. of January 10, 2002 (“Brazilian Civil Code”), to pay by way of LESSEE’s share of revenue from Ore Properties (as provided in Loan Agreement) any such amount due and owing by or otherwise payable by RHI to Meserole, under the Finance Agreement, and expressly waives the benefits of Articles 366, 827 and 835 to 838, of the Brazilian Civil Code.

9.2.
All guarantees established herein should follow the provisions under the law to the formalization, and the Parties undertake to take all measures and sign any document required to the formalization up to the date of the signature hereof and LESSOR shall not make Equipment available if the guarantees are not previously formalized.

9.3.
In the event of any default of LESSEE or if LESSEE be released from the total payment of the Loan, LESSEE shall grant unconditionally and irrevocably to LESSOR the irreversible and unconditional access to the assets under the guarantee, and shall allow and contribute with LESSOR to totally satisfy the credit held thereby.

9.4.
Except the burdens established herein on LESSOR behalf (and on Meserole’s behalf), LESSEE represents the assets mentioned under this Clause 9 are under peaceful and undisturbed possession free and released from any burdens, including tax.

9.5.
The total payment of rental, expenses, etc being made by LESSEE, the guarantees set forth under Clause 9.1 shall be automatically released and the guarantees shall be terminated, therefore LESSOR undertakes to take all required measures before LESSEE to perform the release of said guarantees.

9.6.
LESSOR may provide for, at any time, regardless of sending notice to LESSEE, any registrations or filings necessary or desirable to protect or comply, as the case may be, its security interest in the Equipment. The LESSEE shall reimburse the LESSOR for any such costs and expenses within 5 days from the receipt of a notice to that effect.

10. EQUIPMENT LIEN

10.1.
If LESSEE intends to dispose of the Equipment under this instrument, LESSEE has the preference on the acquisition, under the same conditions and prices of third Parties, which shall be notified thereon in writing at least in fifteen (15) days.  If the term ends and LESSEE has not expressed an interest in making the acquisition, the Equipment shall be disposed to the interested Party.

11.	TERMINATION

11.1.	This Agreement should be terminated immediately, upon written notice on the occurrence of one or more events hereunder, when the Equipment shall be immediately returned by LESSEE to LESSOR:

a)	Any Party if the other breaches the contractual obligations and fails to cure said breach within ten (10) days from the pertaining notice;

b)	Any Party, if the other Party is ordered to undergo the court-supervised bankruptcy and such reorganization is accepted, or has a liquidation or dissolution requested;

c)	By the LESSOR at any time upon at least ten (10) days prior notice to LESSEE;

d)	By LESSOR, if the event of termination of the Loan Agreement, for any reason whatsoever, in accordance with its terms;

e)	By LESSOR if LESSEE is in default of rental payments under the provisions of the Attachment II.

f)	By LESSOR, if the LESSEE assigns, totally or partially, its obligations under this Agreement, without previous and express consent of the LESSOR or its designee;

g)	By LESSOR, if LESSEE assigns, leases or transfers the Equipment to third Parties without the written consent of the LESSOR;

h)	By LESSOR, if LESSEE disobeys any decision of administrative or judicial authority that may cause a relevant adverse impact on the Lease, at the discretion of the LESSOR;

i)	By LESSOR, if LESSEE does not renovate, cancel, revoke or suspend its authorizations, concessions and licenses, required to the exercise of its activities.

11.1.1	If any of the events listed in clause 11.1 above occurs, LESSOR may not demand the early termination of this Agreement without the prior and written consent of Meserole.

11.2
LESSEE on its own discretion should require the termination of this Agreement, if LESSEE is not in default of its obligations herein and the Loan Agreement upon LESSOR’s discretion and LESSOR fails to make the disbursement related to the loan installments as provided for under Loan Agreement, provided there are no outstanding amount (or amounts due and not paid by RHI to Meserole) arising from the Finance Agreement. In this case, the Agreement may only be terminated with the prior and written consent of Meserole.

11.2.1
Notwithstanding the foregoing, in the event that the LESSEE is not able to early terminate the Agreement, LESSEE reserves the right to carry out any judicial or extrajudicial measures against the LESSOR seeking the fulfillment of its obligations under this Agreement.

11.3
In any such event justifying this Agreement termination as provided for under Clause 11, the defaulting Party shall have thirty (30) days term from the date of being properly notified by the other Party, pursuant the Clause 12, to cure such default.  Such term being elapsed and default Party has not cured the default, and upon notifying Party discretion, this Agreement shall be automatically terminated under the provisions of this Clause 11 and Clause 12 below.

12.	FINES

12.1.
If any Party, LESSEE or LESSOR fails to comply with any obligations arising herein, the defaulting Party is subject to the payment of the fine, non compensatory, corresponding to twenty percent (20%) of the rental amount of the  month immediately prior to the occurrence of the beginning of the breach of contractual obligation.

12.2.
In any termination and/or at the Agreement termination, LESSEE is obliged to return immediately on its own account, irrespective of notice or prior notice, all Equipment to LESSOR, under the penalty of paying a monthly fine, non-compensatory, corresponding to twenty percent (20%) of the monthly rental amount, to be assessed on the termination date, based on pro rata die monthly rental amount of the last month of the Agreement.

12.3.
The penalties set forth under this Clause  has no compensatory nature and do not exclude any other provided by law or this Agreement, nor is LESSEE liable for losses and damages caused to LESSOR in view of the breach of any provision or Clause of this Agreement, or the improper use of Equipment.

12.4.
LESSOR is ensured the right of return in respect to LESSEE if LESSOR is obliged to repair any damage caused by LESSEE to third Parties for an event related to the Equipment that occurred during the period LESSEE is or was on the possession thereof.

12.4.1
The effectively obtained by third Parties in court or elsewhere shall be subject to the right of return added from all accessories, such as court and extra judicial expenses, lawyer’s fees among others.

13.	REPRESENTATIONS AND WARRANTIES

13.1
LESSEE represents and warrants to the LESSOR that as of the date of this Agreement and on any other date when such representations and warranties are required to be made or deemed to have been made under this Agreement (or any amendment thereto) or any other relevant agreement, the following:

a)	it is a company validly organized and existing under the laws of Brazil, is duly qualified to do business and is in good standing;

b)	it has obtained all necessary corporate authorizations to execute and enter into this Agreement;

c)
has full power, capacity and authority, under the laws and by its instrument of incorporation to enter into this Agreement, to carry out its obligations, whether financial or not, and to comply with the clauses of this Agreement;

d)
the execution of this Agreement and the exercise of its rights and performance of its obligations hereunder will not violate any provision of any existing law or the articles of association of the LESSEE or any decree of any court or arbitrator or of any contractual undertaking to which the LESSEE is a Party or which is binding upon the LESSEE;

e)	has lawful, good and valid ownership, license and authorization and all necessary assets for the performance of its activities; and

f)
all information given to the LESSOR regarding the performance of the obligations of this Agreement are complete and true in all aspects, and there are no relevant information that have not been made available to the LESSOR.

14. LOSSES AND DAMAGES

14.1.
Excluded losses or damages attributable to negligent act or willful misconduct of LESSOR, LESSEE hereby assumes and shall bear the entire risk of losses and damages to the Equipment from any and every cause whatsoever. No loss or damage to the Equipment or any part thereof shall impair any obligation of LESSEE under this Agreement which shall continue in full force and effect through the term of this lease.

14.2	In the event of losses or damages of any kind whatever to the Equipment, LESSEE shall, after sending the respective notice to LESSOR:

a)	Place the same in good repair, reestablishing its good usage conditions, with the same parts of equal standards and purchased before the same relevant manufacture; or

b)	Replace the lost or damaged Equipment with new, identical and same standard equipments; or

c)	Pay immediately to LESSOR the replacement cost of the lost or damaged Equipment, if LESSOR so prefers and counter-notifies LESSOR in such way, as soon as being notified by LESSOR of such replacement.

15. DISTRIBUTIONS

15.1
The LESSEE shall grant the LESSOR full-time, online and real time access to the BORROWERS’s AUTHORIZED BANK ACCOUNT (as defined in the Loan Agreement) allowing the LESSOR to monitor all bank transactions. The LESSEE will not make any expenditures and or transfer any funds outside of the normal course of business, unless the expenditures and transfers are pre-approved in advance by both Parties (subject to LESSOR’s obligations under the Finance Agreement).

15.1.1
The BORROWER’S AUTHORIZED BANK ACCOUNT (as defined in the Loan Agreement) shall be opened and operating (a) within 60 (sixty) days counted from this date; or (b) in the date that the first amount to be deposited in the mentioned account is due, whichever occurs first.

15.1.2	The LESSEE undertakes not to open any bank account to conduct its business with the ORE PROPERTIES, except for the BORROWER’S AUTHORIZED BANK ACCOUNT.

15.2
Each buyer or payer of gold shall be irrevocably instructed to direct all the proceed from the sale of gold mined on the Ore Properties to the CLEARING ACCOUNT (as defined in the Loan Agreement). All the proceed deposited into the CLEARING ACCOUNT (as defined in the Loan Agreement) will be transferred solely and exclusively by Meserole (or whomever Meserole expressly indicates), as follow:

a)
Seventy percent (70%) shall be deposited into the BORROWER’s AUTHORIZED BANK ACCOUNT (as defined in the Loan Agreement) of which: (i) forty percent (40%) will be allocated to pay the COST AND EXPENSES; and (ii) the remaining thirty percent (30%) will be allocated as LESSEE’s profit. Notwithstanding the above, if the amount described in item (i) above is not enough to settle the full amount of the COST AND EXPENSES, the PARTIES hereby agree that the amount deposited in the BORROWER’s AUTHORIZED BANK ACCOUNT and the amount deposited in SPECIFIED ACCOUNT (as defined in the Loan Agreement) will be used, equally, to settle the outstanding amount of COST AND EXPENSES;

b)
Thirty percent (30%) shall be deposited in the SPECIFIED ACCOUNT, and applied 20% (twenty percent) of of the PRODUCTION NET INCOME toward the payment due on and in accordance with the Loan Agreementt between the PARTIES, and 30% (thirty percent) of the PRODUCTION NET INCOME towards the payment due on and in accordance with this Agreement; and

c)
The distribution amount described in items (a) and (b) above will be adjusted every 3 (three) months and the distribution percentage will be changed  by LESSOR, upon approval by Meserole, taking into account the actual percentage of the excess or deficit of the COST AND EXPENSES, as the case may be, for this 3 (three) month period, and reflected in the gold sales invoice to the gold buyer.

15.2.1
Within 10 (ten) days from the end of each month, the accounting records of the previous month will be agreed upon by both Parties and closed, and any excess or deficit of COSTS AND EXPENSES of the mining operation will be distributed to/collected from the Parties. If there is a deficit, the amount equivalent to 50% thereof shall be deducted from the distribution of the subsequent month to the Parties, and, if there is an excess, an amount equivalent to 50% of such excess shall be distributed to each Party in the month following the distribution.

15.3
Each party shall have the choice of receiving their profits remunerated in gold or cash. If the LESSOR chooses payment in gold, the amount to be delivered by the LESSEE to the LESSOR, shall be accrued based on the closing price of gold from the previous day, on an index internationally accepted for definition of the daily price of gold.

15.4
Any payment in gold shall be made upon delivery by the LESSEE to the LESSOR at the Ore Property and shall be deemed delivered upon evidence of receipt issued by the LESSOR to the LESSEE, on the delivery date.

15.5	The LESSOR shall be responsible for any and all transportation and security expenses to transport the gold from the Ore Properties to its designation.

16. CERTAIN REMEDIES

16.1
The amounts received by LESSOR under the Loan Agreeemnt and the amount of lease payments arising from the Lease Agreement, will be remitted to RHI in order to enable the repayment of Funds to Meserole under the Finance Agreement (as described in Whereas b above) and will be subject to a pledge to Meserole.  In the event (a) the amounts received by RHI are not enough to allow RHI to comply with its obligations under the Finance Agreement; or (b) as a result of a disbursement under this Agreement, RHI will not have financial conditions at, its discretion, to comply with its obligations under the Finance Agreement, then:

a)
Additional disbursements under the Loan Agreement to LESSEE will be suspended until RHI is able to meet its loan obligations under the Finance Agreement and pay any amounts, including default amounts and or additional interest or penalty payments owed by RHI to Meserole.

b)
the LESSEE will forfeit any profits payment it is owed from the mining operation and direct all or a portion of to RHI, which is equal to the amount that RHI is short on their obligations under the Finance Agreement, depositing them in the SPECIFIED ACCOUNT (as defined in the Loan Agreement).

16.1.1.
Any amount that LESSEE makes available from its portion of profits and or an amount derived from processing tailings, will be accrued with interest at a rate of 10% annually and owed to LESSEE and paid back from RHI’s profits (arising from the rent established in this Agreement and of the payments under the Loan Agreement) only at the time that RHI is current with its debt obligations to Meserole and has sufficient capital above its minimal operating expenses.

16.1.2.
For the purposes of Clause 16.1.1, the determination of the capacity and financial condition of RHI to make payments present and future under the Finance Agreement will be done by Meserole, in accordance with the terms of the Finance Agreement, as it’s reasonable discretion, and will be conclusive and binding among the PARTIES.

17. GENERAL PROVISIONS

17.1.	LESSEE or LESSOR’s omission in requiring in one or more events, the total fulfillment of the contractual obligations or performing any right should not be a waiver or novation whatsoever.

17.2.
This Agreement is the total understanding between the Parties in respect to the object thereof, and succeeds all understanding and previous agreement, oral or written, between the Parties.  Any change or amendment shall be effective if agreed in writing, in an instrument properly singed by legal representatives of each Party.

17.3.
The rights and obligations under this Agreement should be assigned only to third Party upon the other Party’s prior written authorization.  LESSOR is herein authorized to assign this Agreement to other companies in its economic group, upon a simple notice to the other Party in such event; the assignor shall remain jointly liable for the obligations of the affiliate or associate under this Agreement.

17.4.	LESSEE is herein prohibited from subcontracting in whole or in Party this Agreement subject except if the subcontracting is previously and expressly authorized in writing by LESSOR.

17.5.
For the purposes of this Agreement, any notice, authorization, or requirement shall be in writing, and shall be deemed as performed, when delivered personally, or two (2) days after transmitted by fax (with transmission evidence) or three (3) days after sending the letter by international courier service to the address informed hereunder:

If addressed to LESSOR:
Address:  Av. Presidente Wilson, 231 - 21º andar
20030-021 - Rio de Janeiro  RJ - BRAZIL
Attn:  Alexandre Bittencourt Calmon
Veirano Advogados

If addressed to LESSEE:
Address:  Av. Rubens de Mendonça, 2254, Ed. American Business Center, sala 604, Jardim Aclimação, Cuiabá – MT – CEP 78050-000
Attn:  Raquel Cristina Rockenbach Bleich

Sole Paragraph.  The notices addresses should be changed, which changes shall be effective only when the other Party has been notified on such change as provided for in the Clause 17.5 above.

17.6.	This Agreement is governed by the laws of the Federative Republic of Brazil.

17.7.
The Parties herein elect the Courts of Cuiabá, State of Mato Grosso, to solve any conflicts and controversies arising from the interpretation or performance of this Agreement excluding any other the most privileged it might be.

17.8	This agreement constitutes an extrajudicial enforcement instrument according to Brazilian Civil Procedure Code.

17.9	This agreement is irrevocable and shall bind the Parties and inure to the benefit of their relevant successors and assignees for any reason;

17.10
The Parties shall give any other statements, perform any other acts and execute any other documents as may be required by the other Party to give effect to the agreement and to protect their respective rights there under.”

1.	The PARTIES acknowledge that the Agreement shall remain unchanged in relation to the clauses that have not been expressly amended by this Amendment.

2.
No failure to exercise, nor any delay in exercising any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.

3.
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

4.	This Amendment constitutes irrevocable and irreversible obligations of the PARTIES e and shall be also binding on their respective successors.

5.
This Amendment will be governed by Brazilian laws. The PARTIES hereby elect the courts of the City of Cuiabá, State of Mato Grosso, as competent to judge any lawsuit or proceeding aiming at resolving any dispute or controversy arising from this Amendment.

In witness whereof the PARTIES sign this agreement in 03 (three) counterparts of the same text and form in the presence of two witnesses.

Cuiabá (MT), August 04, 2011.

/s/ Michael B. Campbell

RHI MINERAÇÃO LTDA.
Name: MICHAEL CAMPBELL
Title: Attorney-in-fact

/s/ Reginaldo Luiz De Almeida Ferreira

REGINALDO LUIZ DE ALMEIDA FERREIRA – ME
Name: REGINALDO LUIZ DE ALMEIDA FERREIRA
Title: Owner

Witnesses:

1. /s/ Raquel Cristina Bleich	2. /s/ Cristiano Ruy
Name: Raquel Cristina Bleich	Name: Cristiano Ruy
RG:	RG:
CPF:	CPF:

Attachment I – Equipment

Equipment	Manufacturer	Quantity	Unit Price (R$)		Total Value (R$)
Excavator 460 Blc	VOLVO	1	R$	960,000	R$	960,000
Excavator 360 Blc	VOLVO	2	R$	790,000	R$	1,580,000
Loader L60	VOLVO	3	R$	370,000	R$	1,110,000
Excavator Trade-In	VOLVO	1	R$	(620,000)	R$	(620,000)
Tractor 2831	MERCEDES BENZ 2831	12	R$	279,000	R$	3,348,000
Dump Bed	GF	12	R$	30,000	R$	360,000
Hammer Mill - 86	AURI	3	R$	70,000	R$	210,000
Ball Mill - 6 metors	HIDRO	2	R$	600,000	R$	1,200,000
Centrifuge	FAMAG	12	R$	15,000	R$	180,000
Ford Ranger Pick-up	FORD	1	R$	100,000	R$	100,000
TOTAL INVESTMENT:					R$	8,428,000
			Exchange Rate
		USD	(July 29, 2011)		BRL
Total Money Available for Equipment Purchases		$5,368,824	1.00 to 1.57		R$	8,429,054
Available for purchase expenses		$671			R$	1,054

Attachment II – LEASE PRICE

1. LESSEE shall pay monthly thirty percent (30%) on the PRODUCTION NET INCOME to LESSOR on the Equipment rental as obtained from ORE PROPERTIES.

2.         The rentals shall be paid up to the 5th business day of each month by LESSEE, in REAIS or gold, irrespective any collection from LESSOR.

2.1.      In any rental payment in gold, the  amount to be delivered by LESSEE to LESSOR shall be determined based on the ore (gold) closing price on the day prior to the payment of the standard index internationally accepted for the definition of the daily price of the ore (gold).

2.2       The rental payment in gold should be made on the delivery of the ore by LESSEE to LESSOR, to be made available by LESSEE to LESSOR at LESSEE operation place to be confirmed by LESSEE toLESSOR.  The ore shall be deemed delivered on any evidence of the receipt to be issued by LESSOR to LESSEE on the delivery date, which is an evidence of the settlement of the due interests installment.

2.3.      LESSEE is liable for arranging and bears with the ore transportation expenses from LESSEE operation place to be confirmed thereby to LESSOR, and all shall bear the costs related thereon. .

2.4.      The amount of any interests’ payment in REAIS shall be deposited in LESSOR current account to be indicated to LESSEE. .